EXHIBIT 11(b)


                 GIBRALTAR U.S. GOVERNMENT SECURITIES FUND, INC.



                               CONSENT OF COUNSEL



Gibraltar U.S. Government Securities Fund, Inc.
1201 County Line Road
Rosemont, PA 19010



     I consent to the use of my name and to the reference to myself as "counsel" included in and made part of Parts A and B of Form N-1A used for filing Post-Effective Amendment No. 7 under the Securities Act of 1933 and Amendment No. 9 under the Investment Company Act of 1940, to the Registration Statement of Gibraltar U.S.
Government Securities Fund, Inc., File No. 33-43587.




                                                     /s/  J. G. Gordon Yocum
                                                          J. G. Gordon Yocum
                                                               Counsel


Rosemont, PA
November 20, 1995